Exhibit 4.1
COEUR D’ALENE MINES CORPORATION
AND
THE BANK OF NEW YORK MELLON
as Trustee
Senior Debt Securities
INDENTURE
Dated as of February 5, 2010

CROSS REFERENCE SHEET *
     Provisions of Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939, as amended, and the Indenture dated as of February 5, 2010 between Coeur d’Alene Mines Corporation and The Bank of New York Mellon as Trustee.

Section	Section
of	of
Trust Indenture Act	Indenture
310(a)(1)	6.10
310(a)(2)	6.10
310(a)(3)	N/A
310(a)(4)	N/A
310(a)(5)	6.10
310(b)	6.10
310(c)	N/A
311(a)	6.11
311(b)	6.11
311(c)	N/A
312(a)	4.01
312(b)	4.02(b)
312(c)	4.02(c)
313(a)	6.06
313(b)	6.06
313(c)	6.06
313(d)	6.06
314(a)	3.04; 4.03
314(b)	N/A
314(c)(1)	2.04; 13.06
314(c)(2)	2.04; 13.06
314(c)(3)	N/A
314(d)	N/A
314(e)	13.06
314(f)	N/A
315(a)	6.01(b)
315(b)	6.05
315(c)	6.01(a)
315(d)	6.01(c)
315(e)	5.10
316(a)(1)(A)	5.08
316(a)(1)(B)	5.09
316(a)(2)	N/A
316(b)	5.06
316(c)	2.07
317(a)	5.02
317(b)	3.03
318(a)	13.08

*	This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

     Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, as amended, which provides that the provisions of Sections 310 through 317 of such Act are a part of and govern every qualified indenture, whether or not physically contained therein.

i

ii

iii

INDENTURE
     This INDENTURE (this “Indenture”), dated as of February 5, 2010, is by and between COEUR D’ALENE MINES CORPORATION, an Idaho corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
RECITALS
     A. The Company has duly authorized the issue from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more Series.
     B. All things necessary to make this Indenture a valid, legally binding indenture and agreement according to its terms have been done.
     NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed for the equal and ratable benefit of the Holders from time to time of the Securities or of Series thereof as follows.
ARTICLE 1
DEFINITIONS
     SECTION 1.01. Certain Terms Defined. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act, shall have the meanings assigned to such terms in the Trust Indenture Act and the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular.
     “Board of Directors” means either the Board of Directors of the Company or any duly authorized committee of that Board or any duly authorized committee created by that Board.
     “Business Day”, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment or place of publication means any day, other than a Saturday, Sunday or day on which banking institutions are authorized or required by law or regulation to close in that Place of Payment or place of publication.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company, collectively as they exist on the date of this Indenture, or any other shares of the Company into which such shares shall be reclassified or changed.
     “Company” means the Person identified as the “Company” in the first paragraph hereof until a successor company shall have become such pursuant to the applicable provisions hereof, and thereafter “Company” shall mean such successor company.
     “Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 4E, New York, NY 10286, Attn: International Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.
     “covenant defeasance option” has the meaning specified in Section 10.01(b).
     “defaulted interest” has the meaning specified in Section 2.07.
     “Depository”, with respect to Securities of any Series for which the Company shall determine that such Securities will be issued as a Depository Security, means The Depository Trust Company or another clearing agency or any successor registered under the Securities Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Sections 2.03 and 2.13.
     “Depository Security”, with respect to any Series of Securities, means a Security executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and pursuant to a resolution of the Board of Directors or an indenture supplemental hereto as contemplated by Section 2.03, which shall be registered as to principal and interest in the name of the Depository or its nominee and shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series.
     “Event of Default” has the meaning specified in Section 5.01.
     “Federal Income Tax” means United States federal income tax.
     “GAAP” means such accounting principles as are generally accepted at the time of any computation hereunder.
     “Government Obligations”, unless otherwise specified pursuant to Section 2.03, means securities that are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the United States government, the payment of which obligations is unconditionally guaranteed by such government, and that, in either case, are full faith and credit obligations of such government and are not callable or redeemable at the option of the issuer thereof.

     “Holder”, “Holder of Securities”, “Registered Holder”, or other similar terms mean the Person in whose name at the time a particular Security is registered in the Security register.
     “Indenture” means this instrument as originally executed or as it may from time to time be amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated by Section 2.03.
     “Internal Revenue Service” means the United States Internal Revenue Service or a successor entity thereto.
     “legal defeasance option” has the meaning specified in Section 10.01(b).
     “Nasdaq Market” has the meaning specified in Section 12.05(e).
     “Officers’ Certificate” means a certificate signed on behalf of the Company by any two authorized executive officers of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.06.
     “Opinion of Counsel” means a written opinion of legal counsel who may be an employee of or counsel to the Company. Each Opinion of Counsel shall include the statements provided for in Section 13.06, if and to the extent required hereby.
     “original issue date” of any Security means the date set forth as such on such Security.
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.
     “Outstanding”, when used with reference to Securities of any Series as of any particular time, subject to the provisions of Section 7.04, means all Securities of that Series authenticated and delivered under this Indenture, except:
     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Securities, or portions thereof, for the payment or redemption of which the necessary funds in the required currency shall have been deposited in trust with the Trustee or with any Paying Agent other than the Company, or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities if the Company shall act as its own Paying Agent, provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;
     (c) Securities in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.10, except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company;
     (d) Securities converted into other securities of the Company in accordance with or as contemplated by this Indenture; and
     (e) Securities with respect to which the Company has effected defeasance as provided in Article 10.
     “Paying Agent” means any Person, which may include the Company, authorized by the Company to pay the principal of or interest, if any, on any Security of any Series on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any Series, means the place or places where the principal of and interest on the Securities of that Series are payable as specified pursuant to Section 3.02.
     “Preferred Shares” means any shares issued by the Company that are entitled to a preference or priority over the Common Shares upon any distribution of the Company’s assets, whether by dividend or upon liquidation.
     “principal” whenever used with reference to the Securities or any Security or any portion thereof shall be deemed to include “and premium, if any.”
     “record date” has the meaning specified in Section 2.07.
     “Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior trust officer, trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, as in force at the date as of which this Indenture was originally executed.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was originally executed.
     “Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

     “Security register” has the meaning specified in Section 2.08.
     “Series” or “Series of Securities” means all Securities of a similar tenor authorized by a particular resolution of the Board of Directors or in one or more indentures supplemental hereto.
     “Subsidiary” means: (i) a corporation in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns, at the date of determination, a majority of the capital stock with voting power under ordinary circumstances to elect directors; (ii) a partnership, limited liability company, joint venture or similar entity in which the Company and/or one or more Subsidiaries of the Company directly or indirectly holds, at the date of determination, a majority interest in the equity capital or profits or other similar interests of such entity; or (iii) any other unincorporated Person in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns at the date of determination (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “Trading Day” has the meaning specified in Section 12.05(e).
     “Trust Indenture Act”, except as otherwise provided in Sections 8.01 and 8.02, means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.
     “Trustee” means the Person identified as the “Trustee” in the first paragraph hereof until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series means the Trustee with respect to Securities of that Series.
     “vice president” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”
ARTICLE 2
SECURITIES
     SECTION 2.01. Forms Generally. The Securities of each Series shall be substantially in such form, including temporary or definitive global form, as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.
     The definitive Securities may be printed or reproduced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

     SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.
Dated:

, as Trustee

By:

Authorized Signatory

— or —

, as Trustee

By:	, as
Authentication Agent

By:

Authorized Signatory
     SECTION 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:
     (a) the title of the Securities of the Series (including CUSIP numbers), which shall distinguish the Securities of the Series from all other Securities issued by the Company;
     (b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.10, 2.12, 8.05 or 11.03;

     (c) the price at which the Securities of the Series will be issued;
     (d) the date or dates on which the principal of the Securities of the Series is payable or the method of determination thereof;
     (e) the rate or rates, which may be fixed or variable, or the method or methods of determination thereof, at which the Securities of the Series shall bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the record dates for the determination of Holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;
     (f) the place or places where the principal of, premium and other amounts, if any, and interest, if any, on Securities of the Series shall be payable if other than as provided in Section 3.02;
     (g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company;
     (h) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series payable upon declaration of acceleration of maturity thereof;
     (i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part;
     (j) the denominations in which Securities of the Series shall be issuable;
     (k) the form of the Securities, including such legends as required by law or as the Company deems necessary or appropriate and the form of any temporary global security that may be issued;
     (l) whether, and under what circumstances, the Securities of any Series shall be convertible into other securities of the Company and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and other provisions in addition to or in lieu of those described herein;
     (m) whether there are any authentication agents, Paying Agents, transfer agents or registrars with respect to the Securities of such Series;
     (n) whether the Securities of such Series are to be issuable in whole or in part by one or more global notes registered in the name of a Depository or its nominee;

     (o) the ranking of the Securities of such Series as senior debt securities or subordinated debt securities;
     (p) if other than U.S. dollars, the currency, currencies or currency units issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries in which the Securities of any Series may be purchased and in which payments on the Securities of such Series will be made (which currencies may be different for payments of principal and interest, if any);
     (q) if the Securities of any Series will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;
     (r) the provisions relating to any guarantee of the Securities of any Series, including the ranking thereof;
     (s) the ability, if any, to defer payments of principal, interest, or other amounts; and
     (t) any other specific terms or conditions of the Securities of any Series, including any additional Events of Default or covenants provided for with respect to the Securities of such Series, and any terms that may be required by or advisable under applicable laws or regulations.
     All Securities of any one Series shall be substantially identical except as to denomination and except as otherwise may be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. The Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.
     SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon the written order of the Company, signed by both (y) the chairman of its Board of Directors, or its president or any vice president, and (z) its treasurer or any assistant treasurer or its secretary or any assistant secretary. At the time of the authentication of a Series of Securities, or the first authentication of a Series of Securities that provides for the issuance of Securities of that Series from time to time, and accepting the additional responsibilities under this Indenture in relation to any such Series of Securities, the Trustee shall be provided with and subject to Section 6.01 shall be fully protected in relying upon:
     (a) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

     (b) a supplemental indenture, if any;
     (c) an Officers’ Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 13.06; and
     (d) an Opinion of Counsel, prepared in accordance with Section 13.06, which shall state:
     (i) that the form or forms and terms of such Series of Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Indenture;
     (ii) that such Series of Securities have been duly authorized and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and binding obligations of the Company enforceable, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
     (iii) that all conditions precedent to the execution and delivery by the Company of such Series of Securities have been complied with.
     The Trustee shall have the right to decline to authenticate and deliver any Series of Securities under this Section 2.04 if the issue of such Series of Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.
     SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) the chairman of its Board of Directors or its president or any vice president and (b) its treasurer or any assistant treasurer or its secretary or any assistant secretary. Such signatures may be the manual or facsimile signatures of such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
     In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company. Any Security may be signed on behalf of the Company by such individuals as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such individual was not such an officer.
     SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02 and executed by the Trustee by the manual signature of one of its authorized signatories shall be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.
     SECTION 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any Series, Securities shall be issuable in denominations of $1,000 and any integral multiple thereof, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by its execution and authentication thereof.
     Each Security shall be dated the date of its authentication.
     Unless otherwise provided as contemplated by Section 2.03, interest on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the regular record date for the payment of such interest.
     The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) means the date specified as such in the terms of the Securities of any particular Series or, if no such date is so specified, the close of business on the fifteenth day preceding such interest payment date, whether or not such record date is a Business Day.
     Any interest on any Security of any Series that is payable but not punctually paid or duly provided for (“defaulted interest”) on any interest payment date shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of such Holder having been a Holder on such record date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:
     (a) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment.

Such funds when deposited shall be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this clause (a). Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series, which shall be not more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the persons in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.
     SECTION 2.08. Registration, Registration of Transfer and Exchange. The Company will cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the “Security register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and the registration of transfer of the Securities. The Trustee is hereby appointed Security registrar for purposes of registering, and registering transfers of, the Securities.
     Upon surrender for registration of transfer of any Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute, and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees, a new Security or Securities of the same Series and of like tenor and containing the same terms (other than the principal amount thereof, if more than one Security is executed, authenticated and delivered with respect to any security so presented, in which case the aggregate principal amount of the executed, authenticated and delivered Securities shall equal the principal amount of the Security presented in respect thereof) and conditions.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or exchange, if so required by the Company or the Trustee, shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney and duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.12, 8.05 or 11.03 not involving any transfer.
     The Company shall not be required (i) to issue, register the transfer of or exchange any Security during the 15-day period prior to the day of mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.
     SECTION 2.09. Trustee’s Duties to Monitor Compliance. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.10. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. Unless otherwise specified as contemplated by Section 2.03 of any Series, in case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and make available for delivery a new Security of the same Series and of like tenor and principal amount and with the same terms and conditions, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Upon the issuance of any substitute Security, the Company may require the payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of the Trustee, connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same without surrender thereof except in the case of a mutilated or defaced Security. The applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as any of them may require to save each of them harmless. In every case of destruction, loss or theft, the applicant also shall furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Every substitute Security issued pursuant to the provisions of this Section 2.10 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     SECTION 2.11. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it in accordance with its customary procedures; and no Securities shall be issued in lieu thereof except as expressly permitted by the provisions of this Indenture. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold and all Securities so delivered shall be promptly cancelled by the Trustee. The Trustee shall return cancelled Securities held by it to the Company, upon written request. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.
     SECTION 2.12. Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities for such Series, which may be printed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee. Temporary Securities of any Series may be issued in any authorized denomination and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.
     SECTION 2.13. Securities in Global Form. If Securities of a Series are issuable in global form, as specified as contemplated by Section 2.03, such global form of Security shall represent such of the Outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby may be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company order to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04, the Trustee shall deliver and redeliver any Security in definitive global form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company order. If a Company order pursuant to Section 2.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.
     Unless otherwise specified as contemplated by Section 2.03, payment of principal of and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of or interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustees nor any agent of the Company or the Trustee will be affected by notice to the contrary.
     If The Depository Trust Company is at any time unwilling or unable to continue as Depository or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act if so required by applicable law or regulation, and, in either case, a successor Depository is not appointed within 90 days, certificated Securities will be issued in exchange for the global Securities. In addition, the Company may determine, at any time and subject to the procedures of The Depository Trust Company, not to have any Securities represented by one or more global Securities, and, in such event, shall issue individual Securities in certificated form in exchange for the relevant global Securities. Beneficial interests in global Securities will be exchangeable for individual Securities in certificated form in the event of a default or an Event of Default, upon prior written notice to the Trustee by or on behalf of The Depository Trust Company or at the written request of the owner of such beneficial interests, in each case, in accordance with the terms hereof. In any of the foregoing circumstances, an owner of a beneficial interest in a global Security shall be entitled to physical delivery of individual Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such Securities in certificated form registered in its name.

     SECTION 2.14. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers if then generally in use and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities. No such redemption shall be affected by any defect in or omission of such numbers. The Company promptly will notify the Trustee of any change in the CUSIP numbers.
ARTICLE 3
COVENANTS OF THE COMPANY
     SECTION 3.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of each particular Series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.
     SECTION 3.02. Offices for Payment, Etc. So long as any of the Securities remain outstanding, the Company will maintain for each Series an office or agency where the Securities may be presented for payment or conversion, where the Securities may be presented for registration of transfer and for exchange and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to Section 2.03, the Trustee is hereby appointed Paying Agent.
     SECTION 3.03. Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 3.03:
     (a) that it will hold all amounts received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series in trust for the benefit of the Holders of the Securities of such Series and, upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such amounts received by it to the Trustee; and
     (b) that it will give the Trustee notice of any failure by the Company or by any other obligor on the Securities of such Series to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable.
     One Business Day prior to each due date of the principal of or interest on the Securities of such Series, the Company will deposit with the Paying Agent sufficient funds to pay such principal or interest so becoming due and, unless such Paying Agent is the Trustee, notify the Trustee of any failure to take such action.
     If the Company shall act as its own Paying Agent with respect to the Securities of any Series, on or before each due date of the principal of or interest on the Securities of such Series it will set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series sufficient funds to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.
     At any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or for any other reason, the Company may pay or cause to be paid to the Trustee all amounts held in trust for any such Series by the Company or any Paying Agent, such amounts to be held by the Trustee in trust pursuant to this Indenture.
     The agreement to hold amounts in trust as provided in this Section 3.03 is subject to the provisions of Sections 10.03 and 10.04.
     SECTION 3.04. Officers’ Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate indicating whether the officers signing such Officers’ Certificate on behalf of the Company know of any default with respect to the Company’s compliance with all conditions or covenants under the Securities of any Series. The Company also shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default with respect to the Securities of any Series, the status thereof and what action the Company is taking or proposes to take in respect thereof.
     SECTION 3.05. Calculation of Original Issue Discount. The Company shall file with the Trustee, within 30 days after the end of each calendar year, a written notice specifying the amount of original issue discount, if any, including daily rates and accrual periods, accrued on each Series of Outstanding Original Issue Discount Securities as of the end of such year.
ARTICLE 4
HOLDERS’ LISTS AND REPORTS BY THE COMPANY
     SECTION 4.01. Company to Furnish Trustee Information as to Names and Addresses of Holders. Unless otherwise contemplated by Section 2.03 for the Securities of any Series, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee reasonably may require of the names and addresses of the Holders of the Securities of each Series:
     (a) semiannually, and not more than 15 days after each record date for the payment of interest on such Securities, as of such record date; and
     (b) at such other times as the Trustee reasonably may request in writing, within 30 days after receipt by the Company of any such request, such list to be as of a date not more than 15 days prior to the time such information is furnished;
     provided that, if the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished.

     SECTION 4.02. Preservation and Disclosure of Holders’ Lists.
     (a) The Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 4.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
     (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, will be as provided by Section 312(b) of the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them will be held accountable by reason of any disclosure of information as to names and addresses of Holders made in accordance with the Trust Indenture Act.
     SECTION 4.03. Reports by the Company. So long as any Securities are outstanding, the Company will file with the Trustee, within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure). The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.
ARTICLE 5
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT
     SECTION 5.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default”, with respect to Securities of any Series, means, unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular Series or it is specifically deleted or modified in or pursuant to the supplemental indenture or resolution of the Board of Directors establishing such Series of Securities or in the form of Security for such Series:
     (a) default in the payment of any installment of interest upon any of the Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
     (b) default in the payment of all or any part of the principal of any of the Securities of such Series as and when the same shall become due and payable, either at maturity, upon any redemption or repurchase, by declaration or otherwise;
     (c) default in the performance or breach of any covenant or warranty contained in the Securities of such Series or in this Indenture (other than (x) the failure to comply with any covenant or agreement contained in Section 314(a)(1) of the Trust Indenture Act or Section 4.03 or (y) a default in the performance or breach of a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more Series of Securities other than that Series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) the Company (i) pursuant to or within the meaning of any bankruptcy law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for any substantial part of its property, or makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or (ii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against the Company in an involuntary case, appoints a custodian of the Company or for any substantial part of its property, or orders the winding up or liquidation of the Company or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days; or;
     (e) any other Event of Default (including Events of Default replacing or supplementing the foregoing) provided with respect to Securities of such Series in the supplemental indenture or resolution of the Board of Directors establishing such Series.
     Any failure to perform, or breach of, any covenant or agreement of the Company in respect of the Securities of such Series contained in Section 314(a)(1) of the Trust Indenture Act or Section 4.03 shall not be a default or an Event of Default. Remedies against the Company for any such failure or breach will be limited to liquidated damages as described in the following sentence, and Holders shall not have any right to accelerate the maturity of the Securities of such

Series as a result of any such failure or breach. Instead, if there is such a failure or breach of the Company’s obligation under Section 314(a)(1) of the Trust Indenture Act or Section 4.03 and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all Series affected thereby, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” hereunder, the Company will pay liquidated damages to all Holders of Securities of such Series, at a rate per year equal to 0.25% of the principal amount of such Securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on the Securities of such Series. In the event that the Company is required to pay such liquidated damages, the Company shall provide a written notice to the Trustee (and if the Trustee is not the paying agent, the paying agent) no later then five Business Days prior to the payment date for the payment of such liquidated damages setting forth the amount of such liquidated damages to be paid by the Company on such payment date and directing the Trustee (or, if the Trustee is not the paying agent, the paying agent) to make such payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether such liquidated damages are payable, or with respect to the nature, extent or calculation of the amount of liquidated damages owed.
     If an Event of Default occurs under clause (d) above, the principal of and interest on the Securities of each Outstanding Series shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of any Securities.
     Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, if an Event of Default (other than an Event of Default occurring as a result of clause (d)) with respect to the Securities of any Series shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding by notice to the Company may declare the principal amount of all the Securities of such Series and accrued and unpaid interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series shall have been so declared due and payable, and before any judgment or decree for the payment of the amounts due shall have been obtained or entered as hereinafter provided, the Company shall have paid or deposited with the Trustee sufficient funds to pay all matured installments of interest, if any, upon all the Securities of such Series and the principal of the Securities of such Series that shall have become due other than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series to the date of such payment or deposit) and all other defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series that shall have become due by such acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such

Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     Subject to the provisions of Article 6, in case an Event of Default with respect to the Securities of any Series shall occur and be continuing, the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it hereby at the request or direction of any Holder of such Series, unless such Holder shall have offered to such Trustee security or indemnity reasonably satisfactory to it.
     Additional terms and conditions with respect to the rights of Holders of the Securities of a particular Series (including as to rights to rescind an acceleration of the payment of principal and interest) and the rights and obligations of the Trustee, in each case, in connection with a default or Event of Default, may be specified as contemplated by Section 2.03 for the Securities of any Series.
     SECTION 5.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. If the Company shall fail to pay any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or shall fail to pay the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series) and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to and expenses incurred by the Trustee and its respective agents, attorneys and counsel.
     Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.
     If the Company shall fail to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid. In any such case, the Trustee may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, wherever situated, the amounts adjudged or decreed to be payable.
     If (i) there shall be pending proceedings relative to the Company under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or (iii) any other comparable judicial proceedings relative to the Company under the Securities of any Series, or to the creditors or property of the Company, shall be pending, and irrespective of whether the principal of any Securities shall then be due and payable or whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities of any Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and expenses incurred by, the Trustee, and its agents, attorneys and counsel) and of the Holders allowed in any judicial proceedings relative to the Company, or to the creditors or property of the Company; and
     (b) to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Holders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to and expenses incurred by such Trustee and its respective agents, attorneys and counsel and all other amounts due to such Trustee pursuant to Section 6.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     All rights of action and of asserting claims under this Indenture or under any of the Securities may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or the production thereof at any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.
     In any proceedings brought by the Trustee for the Securities of such Series, the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

     SECTION 5.03. Application of Proceeds. Any amounts collected by the Trustee for the Securities of such Series pursuant to this Article 5 in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such amounts on account of principal or interest, upon presentation of the several Securities in respect of which amounts have been collected and stamping or otherwise noting thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:
     FIRST: To the payment of costs and expenses applicable to such Series in respect of which amounts have been collected, including reasonable compensation to and expenses incurred by the Trustee and its agents and attorneys and all other amounts due to the Trustee pursuant to Section 6.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities of such Series in respect of which amounts have been collected, such payments to be made ratably to the persons entitled thereto, without discrimination or preference, according to the amounts then due and payable on such Securities and any such debt for principal and interest; and
     THIRD: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may direct.
     SECTION 5.04. Restoration of Rights on Abandonment of Proceedings. If the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Company and the Trustee, subject to the determination in any such proceeding, shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.
     SECTION 5.05. Limitations on Suits by Holders. No Holder of any Security of any Series shall have any right, by virtue or by availing of any provision of this Indenture, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee security or indemnity satisfactory to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Securities of such Series then Outstanding; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of a Security and the Trustee, that no one or more Holders of Securities of any Series shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series.
     SECTION 5.06. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security of such Series, the right of any Holder of any Security to receive payment of the principal of and (subject to Section 2.07) interest on such Security at the respective rates, in the respective amount on or after the respective due dates expressed in such Security of such Series, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     SECTION 5.07. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Sections 2.10 and 5.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Subject to Section 5.05, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Holders.
     SECTION 5.08. Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee with respect to the Securities of such Series. The Trustee shall have the right to decline to follow any such direction if (i) such direction shall conflict with law or the provisions of this Indenture or any indenture supplemental hereto, (ii) the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or (iii) the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
     SECTION 5.09. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding, on behalf of the Holders of all the Securities of such Series, may waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series.
     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     SECTION 5.10. Right of Court to Require Filing of Undertaking to Pay Costs. Any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 5.10 shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.
     SECTION 5.11. Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
ARTICLE 6
CONCERNING THE TRUSTEE
     SECTION 6.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing with respect to the Securities of any Series, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default with respect to the Securities of any Series:
     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this

Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.08.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.01.
     (e) No provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (f) Amounts held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed in writing with the Company.
     SECTION 6.02. Rights of Trustee.
     (a) The Trustee may conclusively rely on, and shall be fully protected in relying upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (c) Subject to the provisions of Section 6.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (d) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.
     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document.
     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (i) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.
     (j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.
     (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (m) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution of the Board of Directors.
     (n) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     (o) The Trustee shall not be deemed to have notice of or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
     SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.
     SECTION 6.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and shall not be responsible for any statement in any registration statement for the Securities filed with the Commission under the Securities Act (other than its Statement of Eligibility on Form T-1) or in the Indenture (other than its eligibility under Section 6.10) or the Securities (other than its certificate of authentication).
     SECTION 6.05. Notice of Defaults. If a default occurs and is continuing with respect to the Securities of any Series and is known to the Trustee, the Trustee shall mail to each Holder of the Securities of such Series notice of such default within 90 days after the occurrence of such default. Except in the case of a default in the payment of the principal of, premium, if any, or interest on the Securities of any Series, including payments pursuant to the redemption provisions of the Securities of such Series, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of such Series.
     SECTION 6.06. Reports by Trustee to Holders. So long as the Securities of any Series are Outstanding, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of any such Series and each other Person specified in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act to the extent required thereby. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.
     The Trustee will file a copy of each report, at the time of its mailing to Holders of any Series, with the Commission and each securities exchange on which the Securities of any Series are listed. The Company promptly will notify the Trustee whenever the Securities of any Series become listed on any securities exchange and of any delisting thereof.
     SECTION 6.07. Compensation and Indemnity. The Company:
     (a) will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;
     (b) will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable compensation and expenses of its agents and counsel, except to the extent any such compensation or expense may be attributable to its own negligence or willful misconduct; and
     (c) will indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its own negligence or willful misconduct.
     As security for the performance of the Company’s obligations under this Section 6.07, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except for those funds that are held in trust to pay the principal of or interest, if any, on particular Securities.
     “Trustee” for purpose of this Section 6.07 includes any predecessor trustee; provided that the negligence or willful misconduct of any Trustee shall not be attributable to any other Trustee.
     The Company’s payment obligations pursuant to this Section 6.07 shall constitute additional indebtedness hereunder and shall survive the discharge and termination of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a default specified in Section 5.01(d), such expenses, including reasonable fees and expenses of counsel, are intended to constitute expenses of administration under bankruptcy law.
     SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time with respect to Securities of one or more Series by so notifying the Company. No such resignation,

however, shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.08. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Company. The Company shall remove the Trustee if:
(a)	the Trustee fails to comply with Section 6.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of such Series.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of such Series. The successor Trustee shall mail a notice of its succession to Holders so affected. The retiring Trustee shall promptly transfer all funds and property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Outstanding Securities of each affected Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.
     SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.
ARTICLE 7
CONCERNING THE HOLDERS
     SECTION 7.01. Evidence of Action Taken by Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Sections 6.01 and 6.02, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 7.
     (b) The ownership of Securities shall be proved by the Security register.
     SECTION 7.02. Proof of Execution of Instruments. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
     SECTION 7.03. Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to any such person, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for amounts payable upon any such Security.
     SECTION 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities with respect to which such determination is being made, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. For the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.
     SECTION 7.05. Right of Revocation of Action Taken. At any time prior to the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 7, may revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action shall be binding upon the Company, the Trustee and the Holders of all the Securities affected by such action. This Section shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.
ARTICLE 8
SUPPLEMENTAL INDENTURES
     SECTION 8.01. Supplemental Indentures Without Consent of Holders. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any Series from time to time and at any time may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof, in form satisfactory to such Trustee, for one or more of the following purposes:
     (a) cure any ambiguity, omission, defect or inconsistency in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of such Series of Securities;
     (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 9;
     (c) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Securities of one or more Series;

     (d) to add guarantees with respect to the Securities of any Series or to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Securities of any Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities, stating that such covenants are being added solely for the benefit of such Series, or to release any guarantee where such release is permitted by the applicable supplemental indenture;
     (e) to establish the form or terms of Securities of any Series as permitted by Sections 2.01 and 2.03;
     (f) to make any changes to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or
     (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.08.
     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.
     SECTION 8.02. Supplemental Indentures with Consent of Holders. Except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series, with the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each Series affected by such supplemental indenture, the Company (when authorized by a resolution of its Board of Directors) and the Trustee for such Series of Securities, from time to time and at any time, may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series. Except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series, no such supplemental indenture, however, shall, without the consent of each affected Holder of Securities of such Series:

     (a) change the stated maturity date of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof, change the time at which the Securities of any Series may be redeemed, or impair or affect the right of any Holder receive payment of principal of, and interest on, any Security or to institute suit for payment thereof or, if the Securities provide therefor, affect any right of repayment at the option of the Holder; or
     (b) change the provisions of the Indenture that relate to modifying or amending the provisions of the Indenture described above.
     This Indenture may not be amended to alter the subordination of any of the Outstanding Securities of any Series without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby, such written consent to be accompanied by an Opinion of Counsel or Officers’ Certificate to such effect.
     Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of the Holders as aforesaid and other documents, if any, required by Section 7.01, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture. If such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, such Trustee in its discretion may, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.02, the Company shall give notice in the manner and to the extent provided in Section 13.04 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Security register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.
     SECTION 8.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 8.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.
     SECTION 8.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture. If the Company shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Securities of such Series.
ARTICLE 9
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
     SECTION 9.01. Company May Consolidate, Etc. on Certain Terms. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the Company may consolidate with or amalgamate or merge with or into, or sell, convey or lease all or substantially all of its assets to, any other company; provided that in any such case:
     (a) either the Company shall be the continuing company, or the successor company shall be organized and existing under the laws of the United States, any state thereof, a member state of the European Union or any political subdivision thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, and
     (b) such continuing or successor company, as the case may be, shall not be in material default immediately after such amalgamation, merger, consolidation, sale, conveyance or lease in the performance or observance of any such covenant or condition.
     SECTION 9.02. Successor Corporation Substituted. In case of any such amalgamation, merger, consolidation, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Securities issuable hereunder that shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall make available for delivery any Securities that shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
     In case of any such amalgamation, merger, consolidation, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
     In the event of any such sale or conveyance the Company (or any successor corporation which shall theretofore have become such in the manner described in this Article 9) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.
     The provisions of this Section 9.02 shall apply except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series.
     SECTION 9.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive an Opinion of Counsel, prepared in accordance with Section 13.06, as conclusive evidence that any such consolidation, amalgamation, merger, sale, lease or conveyance, and any such assumption complies with the applicable provisions of this Indenture.
ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE;
UNCLAIMED FUNDS
     SECTION 10.01. Satisfaction and Discharge of Indenture; Defeasance. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series:
     (a) When (i) all Outstanding Securities of a Series (other than Securities of such Series replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all Outstanding Securities of such Series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption in connection with a redemption of a Series of Securities, or will become due and payable within one year, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest and on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities of such Series replaced or paid pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 10.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this

Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
     (b) Subject to Sections 10.01(c) and 10.02, the Company at any time may terminate (i) all of its obligations under the Securities of such Series and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 3 of this Indenture and Section 4.03 (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option for such Series.
     If the Company exercises its legal defeasance option with respect to Securities of a Series, payment of the Securities of such Series may not be accelerated because of an Event of Default.
     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
     (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.08, 2.10 and 6.07, and in this Article 10 shall survive until the Securities of such Series have been paid in full. Thereafter, the Company’s obligations in Sections 6.07 and 10.05 and the Trustee’s obligations under Section 10.04 shall survive such satisfaction and discharge.
     SECTION 10.02 Conditions to Defeasance. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (a) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Securities of such Series when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;
     (b) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal Income Tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Series will not recognize income, gain or loss for Federal Income Tax purposes as a result of such deposit and defeasance and will be subject to Federal Income Tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (c) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Series will not recognize income, gain or loss for Federal Income Tax purposes as a result of such deposit and defeasance and will be subject to Federal Income Tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
     SECTION 10.03 Application of Trust Funds. The Trustee shall hold in trust funds or U.S. Government Obligations deposited with it pursuant to this Article 10. It shall apply the deposited funds and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of such Series.
     SECTION 10.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any funds or U.S. Government Obligations held by it as provided in this Article 10 which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 10.
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any funds held by them for the payment of principal or interest or that remains unclaimed for two years, and, thereafter, Holders entitled to the funds must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such funds.
     SECTION 10.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
     SECTION 10.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any funds or U.S. Government Obligations in accordance with this Article 10 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such funds or U.S. Government Obligations in accordance with this Article 10; provided, however, that, if the Company has made any payment of principal of or interest on, any Securities of such Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds or U.S. Government Obligations held by the Trustee or Paying Agent.
     This Section 10.06 shall not apply to any Series unless specified as contemplated by Section 2.03 for the Securities of such Series.

ARTICLE 11
REDEMPTION OF SECURITIES AND SINKING FUNDS
     SECTION 11.01. Applicability of Article. The provisions of this Article 11 shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.03 for Securities of such Series.
     SECTION 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series required to be redeemed or to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 13.04, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such Series.
     The notice of redemption to each such Holder shall specify the date fixed for redemption, the CUSIP number or numbers for such Securities, the redemption price, the Place of Payment or Places of Payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and, if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate and the date and time when the option to convert shall expire. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.
     The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. If such notice is to be given by the Trustee, the Company shall provide notice of such redemption to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee). If such notice is given by the Company, the Company shall provide a copy of such notice given to the Holders of such redemption to the Trustee at least three Business Days prior to the date such notice is given to such Holders, but in any event at least 15 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee).
     Unless otherwise specified pursuant to Section 2.03, not later than 10:00 a.m. Eastern time on the redemption date specified in the notice of redemption given as provided in this Section 11.02, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.03) funds available on such date (or other forms of property, if permitted by the terms of the Securities of such Series) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed (unless a shorter notice shall be satisfactory to the Trustee).
     If less than all the Securities of a Series are to be redeemed, the Trustee shall select Securities of such Series to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate, and the Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. However, if less than all the Securities of any Series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date (unless a shorter notice shall be satisfactory to the Trustee). Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
     This Section 11.02 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.
     SECTION 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. Except as provided in Sections 6.01 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If for any Securities the date fixed for redemption is a regular interest payment date, payment of interest becoming due on such date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.07.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.
     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
     This Section 11.03 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.
     SECTION 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
     SECTION 11.05. Repayment at the Option of the Holders. Securities of any Series that are repayable at the option of the Holders before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.
     The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.01, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a direction that such Securities be cancelled.
ARTICLE 12
CONVERSION OF SECURITIES
     SECTION 12.01. Applicability of Article. Securities of any Series that are convertible into Common Shares at the option of the Holder of such Securities shall be convertible in accordance with their terms and, unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, in accordance with this Article 12. Each reference in this Article 12 to “a Security” or “the Securities” refers to the Securities of the particular Series that is convertible into Common Shares. If more than one Series of Securities with conversion privileges are Outstanding at any time, the provisions of this Article 12 shall be applied separately to each such Series.
     SECTION 12.02. Right of Holders to Convert Securities into Common Shares. Subject to the provisions of this Article 12, at the option of the Holder thereof, any Security of any Series that is convertible into Common Shares, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may be converted into duly authorized, validly issued, fully paid and nonassessable Common Shares at any time during the period specified in the Securities of such Series, at the conversion price or conversion rate for each $1,000 principal amount of Securities then in effect upon (a) in the case of any Security held in global form, surrender of the Security or Securities to the Company, at the account specified by the Trustee, and compliance with the procedures of the depositary in effect at that time and (b) in the case of certificated Securities, surrender of the Security or Securities to the Company, duly endorsed to the Company or in blank, at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 3.02, and in either case accompanied by a written notice of election to convert as provided in Section 12.03.
     If the Holder requests that the Common Shares be registered in a name other than that of the Holder, such notice also shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in Section 2.11.
     The initial conversion price or conversion rate in respect of a Series of Securities shall be as specified in the Securities of such Series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 12.05 or such other or different terms, if any, as may be specified by Section 2.03 for Securities of such Series. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of any portion of such Security.
     SECTION 12.03. Issuance of Common Shares on Conversions. As promptly as practicable after the surrender of any Security or Securities for conversion into Common Shares, the Company shall issue to or upon the written order of the Holder of the Security or Securities so surrendered the number of duly authorized, validly issued, fully paid and nonassessable Common Shares into which such Security or Securities may be converted in accordance with the terms thereof and the provisions of this Article 12. Prior to issuance of such Common Shares, the Company shall require written notice at its said office or agency from the Holder of the Security or Securities so surrendered stating that the Holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said common shares are to be issued. Such conversion shall be made at the time that such Security or Securities shall be surrendered for conversion and such notice shall be received by the Company or the Trustee and such conversion shall be at the conversion price in effect at such time. The rights of the Holder of such Security or Securities as a Holder shall cease at such time, and the Person or Persons entitled to receive the Common Shares upon conversion of such Security or Securities shall be treated for all purposes as having become either record holder or holders of such Common Shares at such time. In the case of any Security of any Series that is converted in part only, upon such conversion the Company shall execute and, upon the Company’s request and at the Company’s expense, the Trustee or an authenticating agent shall authenticate and deliver to the Holder thereof, as requested by such Holder, a new Security or Securities of such

Series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.
     If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent for that Security is located, such Security may be surrendered to that conversion agent on the next succeeding day that is a Business Day.
     The Company shall not be required to issue certificates for Common Shares upon conversion while its stockholder list is closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but Common Shares shall be issued as soon as the stockholder list shall again be opened.
     SECTION 12.04. No Payment or Adjustment for Interest or Dividends. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, Securities surrendered for conversion into Common Shares during the period from the close of business on any regular record date or special record date next preceding any interest payment date to the opening of business on such interest payment date (except Securities called for redemption on a redemption date within such period) when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable in clearing house funds at the location where the Securities are surrendered) of an amount equal to the interest thereon which the Holder is entitled to receive on such interest payment date. Payment of interest shall be made, on such interest payment date or such other payment date (as set forth in Section 2.07), as the case may be, to the Holder of the Securities as of such regular record date or special record date, as applicable. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. Notwithstanding the foregoing, upon conversion of any Original Issue Discount Security, the fixed number of Common Shares into which such Security is convertible delivered by the Company to the Holder thereof shall be applied, first, to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of such Security, and, second, to the portion attributable to the balance of the principal amount of such Security.
     SECTION 12.05. Adjustment of Conversion Price. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, the conversion price for Securities convertible into Common Shares shall be adjusted from time to time as follows:
     (a) If the Company shall (x) pay a dividend or make a distribution on Common Shares in Common Shares, (y) subdivide the issued and outstanding Common Shares into a greater number of shares or (z) consolidate the issued and outstanding Common Shares into a smaller number of shares, the conversion price for the Securities of such Series shall be adjusted so that the Holder of any such Security thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or consolidation. An adjustment made pursuant to this Section 12.05(a) shall become effective immediately after the record date in the case of a dividend, except as provided in Section 12.05(h), and shall become effective immediately after the effective date in the case of a subdivision or consolidation.
     (b) If the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Shares (as defined for purposes of this Section 12.05(b) in Section 12.05(e)), at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 12.05(h), after such record date. In determining whether any rights or warrants entitle the Holders of the Securities of such Series to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.
     (c) If the Company shall distribute to all holders of Common Shares any shares of Capital Stock of the Company (other than Common Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in Section 12.05(b)) (any of the foregoing being herein in this Section 12.05(c) called the “Special Securities”), the conversion price shall be adjusted as provided in the next sentence unless the Company elects to reserve such Special Securities for distribution to the Holders of Securities of such Series upon the conversion so that any such Holder converting such Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of Special Securities which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Special Securities, converted Securities into Common Shares. The conversion price, as adjusted, shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this Section 12.05(c) in Section 12.05(e)) of Common Shares on the record date mentioned above less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the Special Securities so distributed applicable to one Common Share, and the denominator of which shall be the current market price per Common Shares. In the event the then fair market value (as so determined) of the portion of the Special Securities so distributed applicable to one Common Share is equal to or greater than the current market price per Common Share on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities of such Series shall have the right to receive the amount and kind of Special Securities such holder would have received had he converted such Securities immediately prior to the record date for the distribution of the Special Securities. Such adjustment shall become effective immediately, except as provided in Section 12.05(h), after the record date for the determination of shareholders entitled to receive such distribution.
     (d) If, pursuant to Section 12.05(b) or 12.05(c), the conversion price shall have been adjusted because the Company has declared a dividend, or made a distribution, on the issued and outstanding Common Shares in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.
     (e) For the purpose of any computation under Section 12.05(b), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. For the purpose of any computation under Section 12.05(c), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of Section 12.05(b), 12.05(c) or 12.06) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Global Market or the Nasdaq Global Select Market (collectively, the “Nasdaq Market”) or, if the Common Shares are not quoted on the Nasdaq Market, the average of the closing bid and asked prices on such day in the over-the-counter market as furnished by any New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Shares as determined by a New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors. As used herein, the term “Trading Day” with respect to the Common Shares means (x) if the Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the Common Shares are quoted on the Nasdaq Market, a day on which trades may be made on the Nasdaq Market or

(z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price. Any adjustments that by reason of this Section 12.05(f) are not required to be made, however, shall be carried forward and taken into account in any subsequent adjustment. Any adjustment required to be made in accordance with the provisions of this Article 12 shall be made not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Shares. All calculations under this Article 12 shall be made by the Company and shall be to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, with one-half cent and one-two hundredth of a share, respectively, being rounded upward. The Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 12.05, as it in its discretion shall determine to be advisable in order that any share dividend or bonus issue, subdivision of shares, distribution of rights or warrants to purchase shares or securities or distribution of other assets (other than cash dividends) made by the Company to its shareholders shall not be taxable.
     (g) Whenever the conversion price is adjusted, the Company shall file with the Trustee, at the Corporate Trust Office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of such Series pursuant to Section 3.02, an Officers’ Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security of such Series desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities of such Series, as their names and addresses appear upon the Security register.
     (h) In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security of such Series converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional Common Shares pursuant to Section 12.06.
     SECTION 12.06. No Fractional Shares to Be Issued. No fractional Common Shares shall be issued upon any conversion of Securities. If more than one Security of any Series shall be surrendered for conversion at one time by the same Holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities of such Series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a Common Share which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the reported last sales price of the Common Shares on the Trading Day next preceding the day of conversion.
     SECTION 12.07. Notice to Holders of the Securities of a Series Prior to Taking Certain Types of Action. With respect to the Securities of any Series, in case:
     (a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares or any other right;
     (b) the Company shall authorize the distribution to all holders of Common Shares of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);
     (c) of any subdivision or consolidation of Common Shares or of any amalgamation, consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Securities of such Series pursuant to Section 3.02, and shall cause to be mailed to the Holders of Securities of such Series at their last addresses as they shall appear on the Security register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such share subdivision or consolidation, amalgamation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such share subdivision or consolidation, amalgamation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 12.07 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, share subdivision or consolidation, amalgamation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.
     SECTION 12.08. Covenant to Reserve Shares for Issuance on Conversion of Securities. The Company at all times will reserve and keep available out of each class of its authorized Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of Securities of any Series as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all Outstanding Securities of such Series. All Common Shares which shall be so issuable, when issued or delivered, shall be duly and validly issued Common Shares into which Securities of such Series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights.
     SECTION 12.09. Compliance with Governmental Requirements. If any Common Shares required to be reserved for purposes of conversion of Securities hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act or the Securities Exchange Act or any national or regional securities exchange on which the Common Shares are listed at the time of delivery of any Common Shares, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be, before such shares may be issued upon conversion.
     SECTION 12.10. Payment of Taxes upon Certificates for Shares Issued upon Conversion. The issuance of certificates for Common Shares upon the conversion of Securities shall be made without charge to the converting Holders for any tax (including documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted. The Company, however, shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 12.11. Trustee’s Duties with Respect to Conversion Provisions. The Trustee and any conversion agent shall have no duty to any Holder to determine whether any facts exist that may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any Common Shares, or of any other securities or property, that at any time may be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion. The Trustee and any conversion agent, subject to the provisions of Section 313 of the Trust Indenture Act, shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Article 12.
     SECTION 12.12. Trustee Under No Duty to Monitor Stock Price or Calculations. In no event shall the Trustee or conversion agent be responsible for monitoring the price of the Company’s common stock, or performing any calculations under this Article 12, such activities being the responsibility of the Company.
     SECTION 12.13. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, one Business Day prior to the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds. Notwithstanding anything to the contrary contained in this Article 12, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof, at the option of the Company, may be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which such Securities called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay funds deposited with it by the Company for the redemption of Securities. Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture. The Company agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the reasonable costs and expenses incurred by the Trustee and the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.
ARTICLE 13
MISCELLANEOUS PROVISIONS
     SECTION 13.01. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security shall be had against any incorporator as such or against any past, present or future director, office, employee, incorporator, agent or shareholder of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities. This Section 13.01 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.
     SECTION 13.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

     SECTION 13.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
     SECTION 13.04. Notices and Demands on Company, Trustee and Holders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Coeur d’Alene Mines Corporation, 505 Front Avenue, P.O. Box 1, Coeur d’Alene, Idaho 83816, Attention: Chief Financial Officer. Any notice, direction, request or demand by the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Holders as their names and addresses appear in the Security register within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably acceptable to the Trustee shall be deemed to be a sufficient giving of such notice.
     SECTION 13.05. Electronic Transmission to the Trustee. In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance in good faith with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction received by the Trustee following action taken pursuant to prior instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting in good faith on unauthorized instructions, and the risk of interception and misuse by third parties.
     SECTION 13.06. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that the person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
     SECTION 13.07. Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in a Security, if the date of maturity of interest on or principal of the Securities of any Series or the date fixed for redemption, repurchase or repayment of any such Security shall not be a Business Day, payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.
     SECTION 13.08. Conflict of any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required by the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     SECTION 13.09. New York Law to Govern. This Indenture and each Security will be governed by and construed in accordance with the laws of the State of New York.
     SECTION 13.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     SECTION 13.11. Effect of Headings; Gender. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. The use of the masculine, feminine or neuter gender herein shall not limit in any way the applicability of any term or provision hereof.
     SECTION 13.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
     SECTION 13.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

COEUR D’ALENE MINES CORPORATION
By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President